UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 16, 2010

SPECTRUM BRANDS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34757	27-2166630
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

601 Rayovac Drive

Madison, Wisconsin 53711

(Address of principal executive offices)

(608) 275-3340

(Registrant’s telephone number, including area code)

c/o Russell Hobbs, Inc.

3633 S. Flamingo Road

Miramar, FL 33027

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously described in the Current Report on Form 8-K of Spectrum Brands Holdings, Inc. (the “Company” or “SB Holdings”) filed with the Securities and Exchange Commission (the “SEC”) on the date hereof, on June 16, 2010 (the “Closing Date”) the Company completed its previously announced business combination transaction (the “Transaction”) pursuant to the Agreement and Plan of Merger, dated as of February 9, 2010, as amended, by and among the Company, Russell Hobbs, Inc., Spectrum Brands, Inc. (“Spectrum”), Battery Merger Corp. and Grill Merger Corp.

In connection with the consummation of the Transaction, Spectrum notified the New York Stock Exchange (the “NYSE”) on June 16, 2010 that each outstanding share of its common stock was converted into the right to receive one share of SB Holdings common stock and requested that the NYSE file with the SEC a notification of removal from listing on Form 25 to report that the shares of Spectrum’s common stock are no longer listed on the NYSE.

Moreover, in connection with the consummation of the Transaction, SB Holdings became registered with the SEC pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, and shares of SB Holdings common stock will be listed on the NYSE under the ticker symbol “SPB”.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing of the Transaction, all of Spectrum’s officers and directors were appointed to similar positions at SB Holdings, except for Kent J. Hussey, who resigned from his position as a director of Spectrum.

As a result, in connection with the closing of the Transaction, the following individuals were appointed to serve as the officers and directors (as designated below) of SB Holdings:

Name	Position
David R. Lumley	Chief Executive Officer, President, Global Batteries and Personal Care and Home and Garden and Director

Anthony L. Genito	Executive Vice President, Chief Financial Officer and Chief Accounting Officer

John A. Heil	President, Global Pet Supplies

Terry L. Polistina	President, Small Appliances and Director

John T. Wilson	Senior Vice President, Secretary and General Counsel

Kenneth C. Ambrecht	Director

Eugene I. Davis	Director

Marc S. Kirschner	Director

Norman S. Matthews	Director

Hugh R. Rovit	Director

David M. Maura	Director*

Robin Roger	Director

Virginia A. Kamsky	Director

*	Mr. Maura will serve as interim Chairman of the Board of Directors of SB Holdings.

Messrs. Davis, Kirschner and Rovit will serve as members of the Audit Committee of the Board of Directors of SB Holdings, with Mr. Davis acting as Chairman of the Audit Committee. Messrs. Ambrecht, Davis and Maura will serve as members of the Compensation Committee of the Board of Directors of SB Holdings, with Mr. Ambrecht acting as Chairman of the Compensation Committee. Messrs. Matthews, Ambrecht and Kirschner and Mses. Kamsky and Roger will serve as members of the Nominating and Corporate Governance Committee of the Board of Directors of SB Holdings, with Mr. Matthews acting as Chairman of the Nominating and Corporate Governance Committee. Messrs. Kirschner, Matthews and Rovit will serve as members of the Special Nominating Committee of the Board of Directors of SB Holdings.

The biographical information for each of the officers and directors listed above is provided in the definitive joint proxy statement/prospectus dated May 11, 2010, which was filed by Spectrum with the SEC on Form DEFM14A on May 12, 2010 (the “Proxy Statement/Prospectus”), and in the supplement thereto dated May 28, 2010, which was filed by Spectrum with the SEC on Form DEFA14A on May 28, 2010.

Item 5.03	Amendment of Articles of Incorporation or Bylaws

On the Closing Date, in connection with the Transaction, the certificate of incorporation and the by-laws of SB Holdings were amended and restated in their entirety. The description of the restated certificate of incorporation and by-laws contained under the caption “Comparison of Stockholder Rights” in the Proxy Statement/Prospectus is incorporated herein by reference. The restated certificate of incorporation and the restated by-laws of SB Holdings are included as Exhibits 3.1 and 3.2 of SB Holdings’ Registration Statement on Form S-8 filed with the SEC on June 16, 2010, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description
3.1	Restated Certificate of Incorporation of Spectrum Brands Holdings, Inc., dated June 16, 2010 (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-8 filed with the SEC on June 16, 2010 (File No. 333-167569)).

3.2	Amended and Restated By-Laws of Spectrum Brands Holdings, Inc., adopted as of June 16, 2010 (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-8 filed with the SEC on June 16, 2010 (File No. 333-167569)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

SPECTRUM BRANDS HOLDINGS, INC.

By:	/s/ John T. Wilson
Name:	John T. Wilson
Title:	Senior Vice President, Secretary and General Counsel

Dated: June 17, 2010

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